UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     July 13, 2010

CHINA ARCHITECTURAL ENGINEERING, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33709	51-05021250
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

105 Baishi Road, Jiuzhou West Avenue, Zhuhai 519070 People’s Republic of China	N/A
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	0086-756-8538908

N/A
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 13, 2010, China Architectural Engineering, Inc. (the “Company”) entered into an Amendment and Waiver Agreement (the “Agreement”) with The Royal Bank of Scotland N.V., London Branch (“RBS N.V.”); CITIC Capital China Mezzanine Fund Limited (“CITIC,” and together with RBS N.V., the “Bondholders”); The Royal Bank of Scotland (China) Co. Ltd. Shenzhen Branch; Luo Ken Yi; Jun Tang; KGE Group Limited; and First Jet Investments Limited.  The Agreement was entered into to, among other things, extend the term of a similar waiver agreement dated February 24, 2010 entered into by and between the same parties as reported by the Company in the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 24, 2010.

The Bondholders are the holders of its outstanding Variable Rate Convertible Bonds due 2012 (the “2007 Bonds”) and 12% Convertible Bonds due 2011 (the “2008 Bonds,” and collectively with the 2007 Bonds, the “Bonds”) and warrants to purchase 300,000 shares of common stock of the Company expiring 2013 (the “2008 Warrants”).  Pursuant to the Agreement, the holders of the Bonds and the 2008 Warrants agreed to waive their right to a reduction in the conversion price of the Bonds and the exercise price of the 2008 Warrants upon the Company’s anticipated issuance of up to 25,000,000 shares of its common stock (the “Shares”) to First Jet Investment Limited (“First Jet”) for a proposed acquisition of a 60% ownership interest in Shanghai ConnGame Network Co. Ltd. (“ConnGame”).  Additionally, the holders of the 2008 Bonds agreed to waive any default under the terms and conditions of the trust deed governing the 2008 Bonds relating to the requirement that KGE Group Limited own at least 45% of the Company’s issued and outstanding common stock.

The waivers contained in the Agreement are subject to numerous conditions, including repayments of debt and lock-up restrictions.

Repayments

The Company agreed that it would pay to the Bondholders all outstanding interests in arrears on the Bonds, plus all other applicable interest up until the payment date, within 30 days after the closing of the issuance of the Shares, but which in any event, would not be later than September 30, 2010.  The Company also agreed to pay all unsettled amounts of an overdraft facility, which include all outstanding principal and interest amounts, within 30 days after the closing of the issuance of the Shares, but which in any event, would not be later than September 30, 2010.

The Company agreed that it will not repay or prepay any debt prior to its currently scheduled due date until the Company makes all of the payments specified in the Waiver and the Bonds have been redeemed in full and that any new indebtedness incurred by the Company for the purpose of repaying the overdraft facility shall (i) not exceed the outstanding amount due and payable under the overdraft facility and (ii) be subordinated to all amount owed under the Bonds.

Lock-up restrictions

First Jet and KGE Group agreed to certain lock-up restrictions.  Pursuant to the terms of the Agreement, First Jet Investment Limited (“First Jet”), the owner of the 60% ownership interest in ConnGame being sold to the Company, and KGE Group each agreed that they will maintain an ownership in the Company that is no less than 20% and 15%, respectively, of the Company’s common stock (the “Company Lock-Up Shares”) after the issuance of the Shares until all liabilities due to the holders of the Bonds and the Overdraft Lender have been paid in full.  First Jet and KGE Group also agreed not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or encumber the Company Lock-Up Shares until released from such restriction.  Mr. Jun Tang, the largest shareholder of First Jet, and Mr. Luo Ken Yi each agreed that, until all liabilities due to the holders of the Bonds and the Overdraft Lender have been paid in full, he will own at least 20% and 15%, respectively, of the Company’s outstanding shares of common stock  (the “Individual Lock-Up Shares”) and that he shall not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or encumber any of the Individual Lock-Up Shares.  Mr. Luo Ken Yi is the largest shareholder of KGE Group, in addition to the Chief Executive Officer and Chairman of the Board of the Company.

In addition, Mr. Luo agreed to not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of or encumber any of the Company shares beneficially owned by Mr. Luo without prior consent of the Bondholders, which shall not be unreasonably withheld for the purpose of allowing the payments under the bonds and related interest to be made.  Mr. Luo would be subject to such restrictions until the payment required under the waiver and interest of 2008 Bonds due on October 15, 2010 are paid in full.

If the Company fails to make any of the payments specified in the Agreement, then all rights of the holders of the Bonds and 2008 Warrants waived under the Agreement to or to be waived under the Agreement, shall not be waived and will be reinstated, and any previous waivers will be null and void.  In such case, appropriate adjustments will be made to the conversion prices of the Bonds and the exercise price of the 2008 Warrants in the event any of the Shares are issued and an event of default under the terms and conditions of the trust deed governing the 2008 Bonds shall exist, making the 2008 Bonds immediately due and payable.  Additionally, (a) if any part of the proposed issuance of the Shares is cancelled or not consummated within three months from the effective date of the Agreement or (b) if the Company breaches either of the covenants, or (c) if any of KGE Group, First Jet, Mr. Luo Ken Yi or Mr. Jun Tang fails to beneficially own the specified percentage of the Company’s outstanding shares of common stock or breaches their lock-up restrictions with respect to such shares, then all rights of the holders of the Bonds and 2008 Warrants waived under the Agreement or to be waived under the Agreement, shall not be waived and will be reinstated, and any previous waivers will be null and void.

A copy of the Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K, which is incorporated herein by reference.  The foregoing description of the Agreement is a summary only and is subject to, and qualified in its entirety by, such exhibit.

Item 7.01	Regulation FD Disclosure.

On July 19, 2010, the Company issued a press release announcing the execution of the Amendment and Waiver Agreement.  A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and the information therein is incorporated herein by reference.

The information reported under Item 7.01 in this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Description
10.1
Amendment and Waiver Agreement dated July 13, 2010 by and among The Royal Bank of Scotland N.V., London Branch (formerly ABN AMRO Bank N.V., London Branch); CITIC Capital China Mezzanine Fund Limited; The Royal Bank of Scotland (China) Co. Ltd. Shenzhen Branch (formerly ABN AMRO Bank (China) Co., Ltd., Shenzhen Branch); Mr. Luo Ken Yi; Mr. Jun Tang; KGE Group Limited; and First Jet Investments Limited.

99.1	Press Release dated July 19, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 19, 2010	CHINA ARCHITECTURAL ENGINEERING, INC.

	By:	/s/ Luo Ken Yi
	Name:	Luo Ken Yi
	Title:	Chief Executive Officer